Exhibit 99.1 2020 CHS Owners Forum June 11, 2020 © 2020 CHS Inc. Public 1

Business Report Jay Debertin President and Chief Executive Officer © 2020 CHS Inc. Public 2

Forward-Looking Statements This document and accompanying oral presentation contain and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward–looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward–looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward–looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward–looking statements. Therefore, you should not place undue reliance on any of these forward–looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward–looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10–K for the fiscal year ended August 31, 2019, and Part II, Item 1A of CHS Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2020. Any forward–looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law. © 2020 CHS Inc. Public 3 But first this: Information shared today could be considered forward‐looking statements. Please note  the information in this slide.

© 2020 CHS Inc. Public 4 Quick review of spring • We’ve had a good spring in much of our trade territory. • Mother Nature seems to be cooperating more than last year, although some areas are still  challenged by too much rain or not enough. • Overall, planting went well, and we’re into application season. Crop reports look promising. • We hope you’re experiencing the same.

© 2020 CHS Inc. Public 5 Overall, for the first six months of the fiscal year, we’ve had a good but challenging year. • Following my report, you’ll hear from CHS Executive Vice President and Chief Financial Officer Olivia  Nelligan, who joined the company in late January. Olivia will report on results from our first six  months of fiscal 2020. • And we’ll be reporting third‐quarter results in mid‐July. • One of the topics you’ll hear more about in the business unit panel is the ongoing supply and  demand volatility in global energy markets. That’s a concern. And it’s part of our reality.

© 2020 CHS Inc. Public 6 • That speaks to the value of being diversified in our core businesses of energy, processing, grain and  agronomy. • So far, we’ve had a good year with solid results in our agronomy business and retail operations.

© 2020 CHS Inc. Public 7 • And we’re seeing some improvement in global grain movement. • Trade has opened a bit, and we’re able to pivot quickly to meet our customers’ and owners’ needs,  assembling orders from different locations in our supply network, efficiently able to move grain  through containers and large vessels to get your crops to customers around the world.  • Our focus, as always, is on serving you, our owners and customers, and on helping you grow your  businesses and helping you grow your customers’ businesses.  • The circumstances of this year caused us to take a step back and think about how we’ll navigate the  next normal. • To do that, we are focused on three areas that support our strategies:   • Take care of those who count on us • Secure our financial strength • Prepare for the future • Let me comment briefly on each of those.

© 2020 CHS Inc. Public 8 As we focus on taking care of those who count on us… • One of the ways we’re doing this is by continuing to work with organizations around the issue of  rural mental health and wellbeing. • Earlier this year, we hosted training for our frontline employees who work directly with farmers, to  help them to be able to recognize the signs of stress as many farmers are navigating especially  challenging times. • We’ll be resuming that training for our customer‐facing employees as soon as we can. We’ve also  provided financial support through CHS Community Giving to eight organizations that provide  mental health and well‐being support to farmers. • Our CHS Community Giving team provided funding for food banks and front‐line workers, and our  Seeds for Stewardship matching grants program provided support to rural communities navigating  through response to the pandemic.

© 2020 CHS Inc. Public 9 Protecting our financial strength: • Olivia will talk more about our financial results through the first six months. But I can tell you that  we’re focused on making the right decisions to keep our financial standing strong. • We’re also making decisions focused on the long‐view. • Our priority remains keeping our balance sheet strong, investing in growth and returning cash to  owners. • We’re navigating well through the current challenges of a global pandemic and are focused on  taking care of those who depend on us, protecting our financial strength and preparing for the  future.  • Our strategies are what position us to prepare for the future, however that might look.

Our strategies Create an experience Evolve our core Transform the that empowers Grow market access businesses by business customers and makes to add value for capitalizing on to unleash the CHS their our owners changing market enterprise first choice dynamics © 2020 CHS Inc. Public 10 You’ve heard us talk over the last 18 months about our four strategies: • Creating an experience that makes CHS your first choice • Growing market access • Evolving our core business • Transforming the business to unleash the enterprise I want to share with you some significant steps we’ve taken and are taking to execute on those  strategies…

© 2020 CHS Inc. Public 11 Making CHS customers’ first choice • Not a coincidence that this is the first strategy • We know we must improve our interactions with you. We must make doing business with CHS  easier. • We are looking at this across the organization. In our four core businesses with the support of our  IT and strategy teams – looking at how we can improve your experience of doing business with  CHS. • We are committed to doing this, because we value your business and want to earn more of it.

© 2020 CHS Inc. Public 12 Grow market access to add value for our owners • Expansion of our Fairmont, Minn., soybean processing plant will increase market access for regional  soybean growers and return value through increased production of high‐demand, soy‐based foods  and food ingredients. • Once completed, we’ll increase by 30 percent the bushels of soybeans purchased and processed  into soybean meal for area livestock producers. • It will improve the plant’s operating efficiency and overall capacity. • The project is on track and going well.

© 2020 CHS Inc. Public 13 Evolve our core businesses by capitalizing on changing market dynamics • One way we’re working to achieve this strategy starts with how we work together within our  businesses. • We’re finding ways to be more efficient inside CHS. • Over the past few months we’ve had a team studying ways to coordinate grain origination and risk  management functions with our Global Grain Marketing, Processing and Food Ingredients and  Country Operations business units.  • We’ve identified opportunities for added efficiency and savings within our operations through this  work. • More to come, but an example of how we’re continually seeking ways to make our operations more  efficient.

20190904_CHS_CM_Branding (145 of 55).jpg © 2020 CHS Inc. Public 14 Transform the business to unleash the enterprise • In the first six months of our fiscal year, we made good progress on our enterprise‐wide digital  supply chain that will give us a better, more complete view of how we can efficiently get products  and services to local cooperatives and customers and move their crops to market. • It’s allowed us to increase transparency, create efficiency and drive more business within the CHS  system from the farm to end users.

Thank you for your business © 2020 CHS Inc. Internal 15 As I wrap up my comments… • We’re eager to see what the rest of the year brings and to find new ways to continue to work with  you to grow your business.  • Thank you for taking time during a busy time of year to join us. • Thank you for your business. We value the business you do with CHS. And we want to earn even  more of your business.  • And now, I’m going to turn it over to Olivia Nelligan, CHS executive vice president and chief financial officer  for a financial update. • As I mentioned earlier, Olivia joined CHS in late January and comes to us with more than 20 years of  experience as a global finance leader. • She brings deep experience in leading transformation across teams and delivering sustainable, profitable  growth. I’m very happy to have her on my team.  • Welcome, Olivia.

Financial Report Olivia Nelligan Executive Vice President, Chief Financial Officer © 2020 CHS Inc. Public 16 • Hello, I’m Olivia Nelligan. I’m the CFO at CHS. I’ll share some of my background. I grew up in Ireland  in a rural community with agricultural roots. I attended college in Ireland studying law and  thereafter business and financial information systems and later became a chartered accountant and  tax consultant. • I moved to the U.S. in 2006 and became a U.S. citizen. I received a Master’s in Business  Administration from the University of Wisconsin ‐ Madison. • My most recent position was as CEO at a private‐equity backed company called NASCO. Prior to this  position, I was the global CFO and global chief strategic planning officer at Kerry Group PLC, a global  multi‐national with its roots as a dairy cooperative. • I joined CHS because of the purpose, creating connections to empower agriculture. This statement  is powerful and meaningful. The fact that this organization is farmer‐owned and we all shared in  each others success is compelling. I'm excited to be a part of CHS.

Financial Update © 2020 CHS Inc. Internal 17 Let’s walk through our financial performance for the first six months of fiscal year 2020, ending at the  end of February.

Total Net Income CHS (Six Months of Fiscal 2020) Fiscal Year-to-Date Sept 1 – Feb 29 Fiscal Year Fiscal Year (in $ thousands) 2020 2019 Energy $ 301,074 $ 539,046 Ag (34,707) 17,920 Nitrogen Production 22,191 34,391 Corporate & Other 24,667 37,730 Pretax Income 313,225 629,087 Income Taxes 8,794 33,668 Noncontrolling Interests 1,102 (851) Net Income $ 303,329 $ 596,270 © 2020 CHS Inc. Public 18 In the first six months, we had a net income of $303 million versus prior year which was $596 million. Energy Segment • Let’s put those numbers in context. In fiscal 2019, our Energy segment had high levels of  profitability which was attributable to a large differential in pricing between Western Canadian  Select and West Texas Intermediate. Additionally, high level of spreads in 2:1:1 crack. • So, while our results were adverse to last year, it was expected and, in fact, we are far ahead of the  expectations that we had set for ourselves for this year. Ag Segment • In our Ag segment, we finished the half year with a $35 million loss versus prior year of $18 million  in profit. Nitrogen Production Segment • In the Nitrogen Production segment, we finished the first half of the year with $22 million in profit  versus prior year of $34  million in profit. Corporate and Other Segment • This segment comprises CHS Capital, CHS Hedging and our joint ventures in Ardent Mills and  Ventura Foods.  • We finished the half year with $25 million in profit versus a profit the prior year of $38 million. In addition, we saw an income tax favorability in the half year of $25 million. So, overall, yielding that result of $303 million, which was a strong performance in the first half of the  fiscal year. • The effects of the global pandemic and the subsequent economic decline are impacting nearly all  organizations and CHS is no exception.

• I want to assure you that CHS, your company, is strong and we can weather even the most  challenging of conditions. • Overall, the business is performing well and, while in the Energy segments we have been  impacted by declines in gas demand, our diversification of business is supporting us.

© 2020 CHS Inc. Public 19 Our Ag segment has seen strong business due to favorable spring weather in many parts of the  country.

© 2020 CHS Inc. Public 20 … and because of the impacts of the phase one trade agreement opening up trade with Asia again.

© 2020 CHS Inc. Internal 21 Over the last several years, CHS has been focused on maintaining a strong balance sheet and that is  standing to us at this time. Since we’ve come into this COVID‐19 era, the Finance team has quickly  mobilized a task force to make sure we are focusing on the most important things to ensure the  financial stability and strength of CHS into the future. • We’re focused on the liquidity of the organization and optimizing our cash flows.  • We’re continuing to ensure we have a strong balance sheet and that we’re adequately funded.  • We’re also focused on counterparty risk and looking at the heightened risk of defaults, bankruptcy  and bad debt at this time and putting controls in place to monitor and manage it. • Finally, we’re focused on our spend and expenses to make sure we are being prudent and  responsible to maximize our earnings in this environment. While we will see the impacts of COVID‐19, I am confident that CHS will come through this period of  time with strength, with resilience and with an eye to the future. • I am delighted to be onboard at CHS.  It is refreshing and exciting to know that there are 11,000  people that wake up every morning thinking how do we make things better for our farmer‐owners.  • I feel privileged to be a part of this system and to be a part of CHS and to use my passion and work  ethic to drive the business forward for the future.

© 2020 CHS Inc. Public 22